                                                                    Exhibit 99.1

(SANTARUS, INC. LOGO)

COMPANY CONTACT:                         INVESTOR CONTACT:
Martha L. Hough                          Lippert/Heilshorn & Associates, Inc.
VP Finance & Investor Relations          Jody Cain (jcain@lhai.com)
(858) 314-5824                           Mariann Ohanesian (mohanesian@lhai.com)
Debra P. Crawford                        (310) 691-7100
Chief Financial Officer
(858) 314-5708

FOR IMMEDIATE RELEASE

             SANTARUS REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

            CONFERENCE CALL TO BEGIN AT 11:00 A.M. EASTERN TIME TODAY

SAN DIEGO (AUGUST 15, 2005) - Santarus, Inc. (NASDAQ: SNTS), a specialty pharmaceutical company focused on therapies for gastrointestinal diseases and disorders, today reported financial and operating results for the quarter ended June 30, 2005. Key results for the second quarter of 2005 included:

      - Total revenue of $3.8 million, including net product sales of $3.1 million

      -     Net loss of $19.5 million, or $0.54 per share

"Total prescriptions for ZEGERID(R) Powder for Oral Suspension increased approximately 89% in the second quarter from the first quarter, with ZEGERID 40 mg prescriptions contributing significantly to the growth. The vast majority of prescriptions for the leading proton pump inhibitors (PPIs) are written at the highest available dose, and we expect over time physicians will follow a similar prescribing pattern with ZEGERID," said Gerald T. Proehl, president and chief executive officer of Santarus. "During the second quarter, we also made significant progress in the development of our family of ZEGERID products, with the submission of new drug applications (NDAs) for ZEGERID Capsules and ZEGERID Chewable Tablets ahead of our previously announced timetable."

SECOND QUARTER 2005 FINANCIAL RESULTS

Revenues for the second quarter of 2005 were $3.8 million, consisting of $3.1 million in net product sales and $715,000 in co-promotion revenue from the amortization of the $15.0 million upfront payment received from Otsuka America Pharmaceutical, Inc. (Otsuka America) in October 2004. The company had no revenues in the second quarter of 2004.

Santarus reported a net loss attributable to common stockholders of $19.5 million, or $0.54 per share, for the second quarter of 2005, compared with a net loss attributable to common stockholders of $16.9 million for the second quarter of 2004.

The cost of sales was $506,000, or approximately 16% of net product sales, in the second quarter of 2005.

Santarus reported license fees and royalties of $432,000 in the second quarter of 2005, which consisted of royalties payable to the University of Missouri and to Otsuka America based on net product sales. License fees for the second quarter of 2004 were $5.0 million, which represented a one-time milestone fee payable to the University of Missouri based upon receipt of U.S. Food and Drug Administration (FDA) approval for ZEGERID Powder for Oral Suspension 20 mg in June 2004.

Research and development expenses for the quarter ended June 30, 2005 were $2.3 million, compared with $4.7 million for the quarter ended June 30, 2004. The lower expenses in the second quarter of 2005 reflect decreases in certain clinical trial costs, expenses associated with the preparation for commercialization of ZEGERID Powder for Oral Suspension and development activities for ZEGERID Capsules and ZEGERID Chewable Tablets.

Selling, general and administrative expenses were $20.0 million for the quarter ended June 30, 2005, compared with $6.1 million for the quarter ended June 30, 2004. The increase in selling, general and administrative expenses was primarily attributable to promotional costs for ZEGERID Powder for Oral Suspension and the hiring of sales and marketing personnel during the second half of 2004.

For the six months ended June 30, 2005, the company reported revenues of $15.9 million, consisting of $4.5 million in net product sales and $1.4 million in co-promotion revenue from the amortization of the $15.0 million upfront payment received from Otsuka America, and a $10.0 million milestone payment received from TAP Pharmaceutical Products Inc. during the first quarter of 2005. Santarus reported a net loss attributable to common stockholders of $33.1 million, or $0.91 per share, for the first six months of 2005, compared with a net loss attributable to common stockholders of $28.2 million for the first six months of 2004.

As of June 30, 2005, Santarus had cash, cash equivalents and short-term investments of $73.9 million, compared with $114.0 million as of December 31, 2004, a decrease of $40.1 million. This decrease resulted primarily from the company's net loss for the six months ended June 30, 2005.

KEY SECOND QUARTER ACCOMPLISHMENTS

In addition to continued progress with the commercialization of ZEGERID Powder for Oral Suspension, Santarus key accomplishments during the second quarter included the following:

      - Submitted NDA for ZEGERID Capsules 40 mg and 20 mg in April 2005 (subsequently accepted by the FDA with February 26, 2006 PDUFA date)

      - Submitted NDA for ZEGERID Chewable Tablets 40 mg and 20 mg in May 2005 (subsequently accepted by the FDA with March 26, 2006 PDUFA date)

      - Article summarizing data from clinical trial evaluating ZEGERID Powder for Oral Suspension 40 mg for the reduction of risk of upper GI bleeding in critically ill patients was published in the April issue of Critical Care Medicine

      - Article summarizing data from clinical trial evaluating ZEGERID Powder for Oral Suspension 40 mg and Protonix(R) 40 mg delayed-release pantoprazole tablets in controlling nocturnal gastric acidity was published in the June issue of Alimentary Pharmacology and Therapeutics

CONFERENCE CALL

Santarus has scheduled an investor conference call regarding this announcement at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, August 15, 2005. Individuals interested in participating in the call may do so by dialing 888-803-8275 for domestic callers, or 706-643-7736 for international callers. A telephone replay will be
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available for 48 hours following conclusion of the call by dialing 800-642-1687 for domestic callers, or 706-645-9291 for international callers, and entering reservation code 8000428. The live conference call also will be available via the Internet by visiting the Investor Relations section of the company's Web site at www.santarus.com, and a recording of the call will be available on the company's Web site for 14 days following the completion of the call.

ABOUT SANTARUS

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products to enhance the quality of life for patients with gastrointestinal diseases and disorders. The company's current products are immediate-release formulations of omeprazole, a widely prescribed PPI. The company launched its first product, ZEGERID Powder for Oral Suspension 20 mg, in October 2004 and launched ZEGERID Powder for Oral Suspension 40 mg in February 2005. The company submitted an NDA for ZEGERID Capsules to the FDA in April 2005 and submitted an NDA for ZEGERID Chewable Tablets to the FDA in May 2005. More information about Santarus is available on the company's Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus' business, including, without limitation: Santarus' ability to establish market acceptance and demand for ZEGERID Powder for Oral Suspension 40 mg and 20 mg; whether the FDA approves the NDA for ZEGERID Capsules or ZEGERID Chewable Tablets under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for one or more of the desired indications in a timely manner or at all; whether AstraZeneca, plc, as the NDA holder for Prilosec(R), and related patent holders elect to file a patent infringement suit against Santarus within 45 days following receipt of Santarus' patent notices for ZEGERID Capsules or ZEGERID Chewable Tablets (for which Santarus provided patent notices in late June 2005 and July 2005, respectively), which would trigger an automatic stay of FDA approval until the earlier of 30 months or a favorable settlement or court decision; whether, subject to receipt of FDA approval, Santarus is able to generate market demand and acceptance for ZEGERID Capsules or ZEGERID Chewable Tablets; unexpected adverse side effects or inadequate therapeutic efficacy of ZEGERID Powder for Oral Suspension or Santarus' other products under development that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; competition from other pharmaceutical or biotechnology companies; difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for any of Santarus' products under development; Santarus' ability to obtain additional financing as needed to support its operations; and other risks detailed in Santarus' prior press releases as well as in public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Santarus(R) and ZEGERID(R) are trademarks of Santarus, Inc.

                               [Tables to Follow]
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                                 SANTARUS, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                             JUNE 30,   DECEMBER 31,
                                                               2005         2004
                                                             --------   ------------
ASSETS
Current assets:
  Cash and cash equivalents and short-term
  investments                                                $ 73,852   $    114,008
  Accounts receivable, net                                      1,135            801
  Inventories, net                                              3,396          1,962
  Other current assets                                          1,887          2,481
                                                             --------   ------------
Total current assets                                           80,270        119,252
Long-term restricted cash                                       1,950            950
Property and equipment, net                                       778            949
Other assets                                                    1,152          1,065
                                                             --------   ------------
Total assets                                                 $ 84,150   $    122,216
                                                             ========   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities                   $ 10,253   $     14,806
  Allowance for product returns                                 5,917          7,057
  Current portion of deferred revenue                           2,857          2,857
  Current portion of long-term debt                                82            186
                                                             --------   ------------
Total current liabilities                                      19,109         24,906
Deferred revenue, less current portion                         10,000         11,429
Long-term debt, less current portion                                6             38
Total stockholders' equity                                     55,035         85,843
                                                             --------   ------------
Total liabilities and stockholders' equity                   $ 84,150   $    122,216
                                                             ========   ============

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                                 SANTARUS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                       JUNE 30,                        JUNE 30,
                                                             ----------------------------    ----------------------------
                                                                 2005            2004            2005            2004
                                                             ------------    ------------    ------------    ------------
Revenues:
  Product sales, net                                         $      3,085    $         --    $      4,534    $         --
  Sublicense and co-promotion revenue                                 715              --          11,429              --
                                                             ------------    ------------    ------------    ------------
Total revenues                                                      3,800              --          15,963              --
Costs and expenses:
  Cost of sales                                                       506              --             764              --
  License fees and royalties                                          432           5,000           2,135           5,000
  Research and development                                          2,330           4,682           5,249           9,721
  Selling, general and administrative                              19,983           6,112          42,987           9,550
  Stock-based compensation                                            641           1,315           1,247           3,139
                                                             ------------    ------------    ------------    ------------
Total costs and expenses                                           23,892          17,109          52,382          27,410
                                                             ------------    ------------    ------------    ------------
Loss from operations                                              (20,092)        (17,109)        (36,419)        (27,410)
Interest and other income, net                                        549             253           3,309             367
                                                             ------------    ------------    ------------    ------------
Net loss                                                          (19,543)        (16,856)        (33,110)        (27,043)
Accretion to redemption value of
  redeemable convertible preferred stock                               --              --              --          (1,124)
                                                             ------------    ------------    ------------    ------------
Net loss attributable to common stockholders                 $    (19,543)   $    (16,856)   $    (33,110)   $    (28,167)
                                                             ============    ============    ============    ============
Basic and diluted net loss per share                         $      (0.54)   $      (0.61)   $      (0.91)   $      (1.89)
                                                             ============    ============    ============    ============
Weighted average shares outstanding to calculate
  basic and diluted net loss per share                         36,410,782      27,468,641      36,321,310      14,879,313

The composition of stock-based compensation is as follows:
  Research and development                                   $        197    $        410    $        397    $        824
  Selling, general and administrative                                 444             905             850           2,315
                                                             ------------    ------------    ------------    ------------
                                                             $        641    $      1,315    $      1,247    $      3,139
                                                             ============    ============    ============    ============

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